Properties Acquired from Rio Bravo Oil, LLC on February 13, 2012

(An Exploration Stage Company)

Financial Statements

December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Of Rio Bravo Oil, LLC

Houston, Texas

We have audited the accompanying carve-out balance sheets of Properties Acquired From Rio Bravo Oil, LLC on February 13, 2012 (see footnote 1) as of December 31, 2011 and 2010 and the related carve-out statements of operations, net investment, and cash flows for the years then ended and the period from inception on November 20, 2009 through December 31, 2011. Management is responsible for these carve-out financial statements. Our responsibility is to express an opinion on these carve-out financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the carve-out financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall carve-out financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Properties Acquired From Rio Bravo Oil, LLC on February 13, 2012 (see footnote 1) as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended and the period from inception on November 20, 2009 through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying carve-out financial statements have been prepared assuming the Properties will continue as a going concern. As discussed in Note 2 to the carve-out financial statements, the Properties recurring losses from operations and resulting dependence upon access to additional external financing, raise substantial doubt concerning its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The carve-out financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ L J Soldinger Associates, LLC

Deer Park, Illinois

March 30, 2012

F-2

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

(An Exploration Stage Company)

BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	December 31,
	2011	2010

ASSETS

Property and Equipment
Proved oil and gas properties	$4,251	$-
Unproved oil and gas properties	-	4,251
Furniture, fixtures and equipment	412,044	401,740
Accumulated depreciation	(116,255)	(57,391)
	300,040	348,600

Total Assets	$300,040	$348,600

LIABILITIES AND INVESTMENT DEFICIT

Current Liabilities
Accounts payable – related party	$513,652	$1,322,153
Advances – related party	927,736	-
Accrued expenses	92,264	100,000
Accrued interest payable – related party	7,625	-

Total Current Liabilities	1,541,277	1,422,153

Non Current Liabilities
Asset retirement obligation	4,958	4,421

Total Liabilities	1,546,235	1,426,574

Commitments and contingencies

Net Investment Deficit
Investment deficit accumulated in the exploration stage	(1,246,195)	(1,077,974)

Total Liabilities and Net Investment Deficit	$300,040	$348,600

See accompanying notes.

F-3

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2011 AND 2010 AND THE PERIOD FROM INCEPTION ON

NOVEMBER 20, 2009 THROUGH DECEMBER 31, 2011

			From Inception on
			November 20,
			2009
			Through
	December 31,		December 31,
	2011	2010	2011

Operating Expenses:

Lease operating and work over expense	$62,801	$21,692	$84,493
Depreciation	58,864	57,391	116,255
General and administrative	70,062	146,401	216,463
Impairment of oil and gas interests	(31,497)	852,288	820,791

Total operating expenses	160,230	1,077,772	1,238,002

Loss from Operations	(160,230)	(1,077,772)	(1,238,002)

Other Income and Expense
Interest expense	(7,991)	(202)	(8,193)

Total other income	(7,991)	(202)	(8,193)

Net Loss	$(168,221)	$(1,077,974)	$(1,246,195)

Pro Forma Information (Unaudited)
Net loss	$(168,221)	$(1,077,974)	$(1,246,195)
Pro forma tax benefit	59,000	377,500	436,500

Pro Forma Net Loss	$(109,221)	$(700,474)	$(809,695)

See accompanying notes.

F-4

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2011 AND 2010 AND FOR THE PERIOD FROM INCEPTION

THROUGH DECEMBER 31, 2011

			From Inception on
			November 20,
			2009
			Through
	December 31,		December 31,
	2011	2010	2011

Cash Flows from Operating Activities
Net loss	$(168,221)	$(1,077,974)	$(1,246,195)
Adjustments to reconcile net loss to cash used in Operations
Depreciation	58,864	57,391	116,255
Non cash interest income	-	-
Non cash interest expense	537	170	707
Gain on sale of partial interest in oil and gas field	-	-
Impairment of oil and gas property	-	852,288	852,288
Changes in assets and liabilities
Accounts payable – related party	51,195	68,125	119,320
Accrued expenses	57,625	100,000	157,625

Net cash used by operations	-	-	-

Cash flow provided by investing activities	-	-	-

Cash used in financing activities	-	-	-

Increase in cash and cash equivalents	-	-	-
Cash and cash equivalents, at inception of operations	-	-	-
Cash and cash equivalents, end of year	$-	$-	$-

Cash paid for interest	-	-	-
Cash paid for income taxes	-	-	-

See accompanying notes.

F-5

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

STATEMENT OF CHANGES IN NET INVESTMENT

FOR THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 2011

Net Investment, inception November 20, 2009	$-

Contribution of additional interest purchase Luling-Edwards Field, November 2009	-

Net investment, December 31, 2009	$-

Net loss	(1,077,974)

Net investment, December 31, 2010	$(1,077,974)

Net loss	(168,221)

Net investment, December 31, 2011	$(1,246,195)

See accompanying notes.

F-6

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND FORM OF PRESENTATION

On February 13, 2012, Pan American Oil Company, LLC purchased all of the rights, title and interests held by Rio Bravo Oil, LLC in the oil and gas leaseholds that comprise the Luling-Edwards formation in Caldwell and Guadalupe counties, Texas in the United States of America. These acquired properties (herein referred to as the “Company” or “Properties”) only represented a portion of Rio Bravo Oil, LLC’s oil and gas working and net revenue interests. Prior to February 13, 2012, these Properties were not operated as a stand-alone enterprise but rather as an integral part of Rio Bravo Oil, LLC.

These financial statements were prepared to meet the predecessor business reporting requirements of the SEC and present the financial statements of the Properties as of and for the years ended December 31, 2011 and 2010 and for the period from inception through December 31, 2011 in accordance with the method described below.

These financial statements of the Properties have been prepared in accordance with U.S. GAAP on a "carve-out" basis of certain historical financial information related to the Properties from the books and records of the Rio Bravo Oil, LLC. These carve-out procedures require that historical results of operations, assets and liabilities attributable to the Properties, in addition to expenses related to, or incurred on behalf of the Properties, be included or allocated to the Properties as if they were a stand-alone entity.

Rio Bravo Oil, LLC (a company engaged in the business of investing in oil and gas properties in Bastrop, Caldwell and Guadalupe counties in Texas, is a passive investor and did not operate these properties) provided certain corporate functions on behalf of the Properties and costs associated with these functions were allocated to the Properties. These functions included professional fees associated with the operation of Rio Bravo Oil, LLC. The costs of such services were allocated to the Properties based on the most relevant allocation method to the service provided, primarily based on drilling activity. Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Properties been operating as an independent company for all of the periods presented. The charges for these functions are included primarily in general and administrative expenses. Any future general and administration expenses may not necessarily correlate to, nor reflect directly or indirectly, the cost relationships herein.

To the extent that an asset, liability, revenue or expense is directly associated with the Properties, it is reflected in the accompanying financial statements.

Accordingly, the accompanying financial statements of the Properties may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the Properties operated as a separate entity during all of the periods presented.

NOTE 2 – GOING CONCERN

In the year ended December 31, 2011, the properties produced no revenues to offset expenses and incurred a loss of approximately $168,000. The Company’s oil and gas leaseholds, which were acquired in 2009, do not contain producing wells. Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company’s business plan and initiate drilling. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Implementation of the Company’s plans and its ability to continue as a going concern depend upon its securing substantial additional financing.

F-7

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

Management Plan

The Company, through its third party operator, is currently in a position to begin planned drilling operations.  The company and third party operator are currently examining title for the first two Edwards well positions, and expects the third party operator will file for drilling permits shortly.

As noted in Footnote 10, the Company has been acquired by a public shell company, which is also in the process of attempting to raise up to $10 million in private placements.

The Company’s ability to continue as a going concern is dependent upon raising capital through debt and equity financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management will be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in the properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, and estimates of future development, dismantlement and abandonment costs. Certain of these estimates require assumptions regarding future costs and expenses and future production rates. Actual results could differ from those estimates.

The Company’s revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond the Company’s control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

F-8

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploration and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Exploration Stage Enterprise

The Company has been devoting most of its efforts to exploring for and developing its oil and gas assets and, consequently, meets the definition of An Exploration Stage Enterprise, under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Furniture, Fixtures & Equipment

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the assets’ estimated useful lives. Principal useful lives are as follows:

Oil field equipment	7 years

Normal maintenance and repairs for property and equipment are charged to expense as incurred, while significant improvements are capitalized.

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the Accounting Standards Codificationtm (the “Codification”) implemented by the Financial Accounting Standards Board (the “FASB”), the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the asset.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized on a country-by-country basis into an individual country “cost pool.” The Company only has operations in the United States and consequently only has one cost pool. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs are transferred to the proved oil and natural gas properties cost pool using full cost accounting.

F-9

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. Prices are determined using a simple arithmetic average of the first day of each month during the most recent twelve-month period presented herein. The net book value is compared to the Ceiling Limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves (both developed and undeveloped) of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods. The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, is amortized to the full cost pool over an average holding period.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

F-10

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2010 and 2011, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax. Based on this, the Company has not recorded any current or deferred income taxes for the year ended December 31, 2010 and 2011.

Pro Forma Financial Information

As discussed in Note 1, Rio Bravo, LLC was originally organized in the form of a Limited Liability Company. Pursuant to Securities and Exchange Commission Staff Guidance, pro forma information on the face of the income statement has been presented which reflects the impact as if the Company changed capital structure at the commencement of operations on January 1, 2010 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax liability for earnings during the period presented.

Asset Retirement Obligations

The Company provides for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized on a straight line 15 year basis. The obligation is accreted through interest expense until it is expensed and/or settled. The fair value of the obligation is estimated based on recent operations in the area and is then accreted using an expected inflation rate for oil field service costs. The Company recognizes revisions to either the timing or amount of the original estimate as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average cost to remediate individual well sites: $7,000 (net to our interest)

Average gross salvage value expected from individual well sites remediated: $0 (net)

Expected inflation rate for oil field service costs: 5%

Risk weighted cost of credit: 8%

Average time to abandonment: 20 years

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

F-11

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

	2011	2010

Beginning balance	$4,421	$-
Liabilities incurred	-	4,251
Liabilities settled	-	-
Accretion expense	537	170
Balance at December 31	$4,958	$4,421

Accretion expense is recorded as interest expense in the financial statements.

Concentrations

Upon acquisition of oil and gas field interests, the Company also becomes party to joint operating agreements (“JOS’s”) that define the rights and responsibilities of third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain undeveloped acreage.

Concentrations of Market Risk

The future results of the Company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

The Company operates in the exploration, development and production sector of the oil and gas industry. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil and natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company’s results of operations over the long-term.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ("exit price"). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

F-12

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

As of December 31, 2011:

	Fair Value	Level 1	Level 2	Level 3
Asset retirement obligation	$4,958	—	—	$4,958

As of December 31, 2010:

	Fair Value	Level 1	Level 2	Level 3
Asset retirement obligation	$4,421	—	—	$4,421

Recent Accounting Pronouncements

If applicable, on January 1, 2012, we will adopt FASB ASU 2011-02, an amendment to ASC 310, Receivables.  ASU 2011-02 provides guidance for determining whether a restructuring of a debt constitutes a TDR. ASU 2011-02 requires that a restructuring be classified as a troubled debt restructuring “TDR” when it is both a concession and the debtor is experiencing financial difficulties. The amendment also clarifies the guidance on a creditor’s evaluation of whether it has granted a concession. The amendment applies to restructurings that have occurred subsequent to January 1, 2011. The Company expects that adoption of this will not result in a material impact to the financial statements.

F-13

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - PROPERTY AND EQUIPMENT

OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of December 31,:

	2011	2010

Proved properties	$4251	$-
Unproved properties	-	4,251
	4,251	4,251
Accumulated depletion, depreciation and impairment	(-)	-
	$4,251	$4,251

In November 2009, the Members of Rio Bravo Oil, LLC contributed the Luling-Edwards formation oil and gas leaseholds to the Company. The Company has recorded these leaseholds at the original cost basis of the members.

This field consists of approximately 4,500 gross acres (2,143 acres net). The original acquisition price of this property by the members of the Company was approximately $355,000 and the Company acquired an approximate 100% working interest and 66% net revenue interest in the leases on the field. In December 2009 through March 2010, before commencement of operations, the Company sold a partial interest in the field to three unrelated third parties. The total sales price was $1,397,500 and the Company sold 73.33% working interest and approximately 43.13% net revenue interest to the buyers and retained an approximate 26.67% working interest and 22.88% net revenue interest in the leases on the field. Because the sales price was in excess of the basis in the entire field and no reserves had yet been discovered, the field basis was reduced to zero. At the time the leasehold was contributed to the Company, no wells had yet been drilled. In March 2010, the first exploratory well program was commenced, which consisted of three horizontal wells and one salt water disposal well. All three horizontal wells were found to be dry holes. The third party operator and the Company consulted with engineers and other professionals who have been involved in successful programs on adjacent properties and they indicated that the drilling locations were not optimal in relation to the producing structures on the field. The Company determined that as of December 31, 2010 the wells drilled were to be abandoned and fully impaired the unrecoverable costs, which amounted to $852,288. The operator salvaged certain equipment to be used in the updated 2011 drilling program that would incorporate the information provided by the engineers. At December 31, 2010 those costs have been transferred to furniture, fixtures and equipment. The proved and unproved property balance as of December 31, 2011 and 2010, respectively, of $4,251 consists entirely of the asset retirement obligation associated with the abandoned wells.

In 2011 the third party operator for the field contracted with a consulting company to renegotiate certain costs charged by subcontractors on the 2010 drilling program. The third party operator and its consulting company were successful in renegotiating with several subcontractors on the 2010 drilling program, which resulted in reductions applied to the Company’s balance owed to the third party operator of approximately $168,000 in drilling, equipment and leasehold costs offset by approximately $34,000 charged for the consultant’s fees. The reductions in drilling costs are reflected as a credit balance in the impairment line on the statement of operations for 2011.

NOTE 5 - FURNITURE, FIXTURES AND EQUIPMENT

	2011	2010

Salvaged equipment from Luling-Edwards exploration	$412,044	$401,740
Accumulated depreciation	(116,255)	(57,391)
	$295,789	$344,349

F-14

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

Depreciation expense for the year ended December 31, 2011 and 2010 was $58,864 and $57,391, respectively.

NOTE 6 - RELATED PARTY TRANSACTIONS

Mark A. Bush Oil & Gas, Inc. (“MAB”) is related to the Company by common ownership and management. MAB is the operator of the Luling-Edwards properties. At December 31, 2011 and 2010, the amount due MAB was $511,872 and $1,322,153, respectively.

NOTE 7 – ADVANCES FROM PAN AMERICAN OIL COMPANY, LLC – A RELATED PARTY

During 2011, Pan American Oil Company, LLC (“Pan American”) advanced to MAB on behalf of the Company, on an unsecured basis, approximately $870,000 to reduce the Company’s outstanding balance owed for the 2010 drilling program (see Notes 4 and 10). Pan American and also paid certain professional fees on behalf of the Company in the amount of $57,736. These transactions were recorded in these financial statements. The Company imputed interest on the advances in the amount of $7,625. Pan American is related to the Company through common ownership.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

F-15

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

The Company is a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the properties; instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company’s practice has been to acquire or have its members contribute ownership or leasehold rights to oil and natural gas properties from third parties. The Company’s existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of oil or gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the oil and gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

Potential Loss of Oil and Gas Interests/Cash Calls

The Company has agreed to be bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

NOTE 9 - NON CASH DISCLOSURES NOT MADE ELSEWHERE

The Luling-Edwards field cost of $355,000 was paid by the members as described in Note 3 and was contributed by the members to the Company in 2009.

Exploratory well costs of $852,288 and oil field equipment costs of $412,044 were initially recorded in accounts payable – related party.

The Company recorded asset retirement obligations of $4,251 for the Luling-Edwards Fields.

F-16

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

Of the amounts advanced by Pan American Oil Company, LLC to the Company, $751,470 was sent directly to MAB to reduce the balance owed by the Company to MAB under the 2010 drilling program and a further $118,530 was paid to the consultant retained by MAB to renegotiate certain costs under the 2010 drilling program and was applied to the balance owed by the Company. In addition, Pan American Oil Company, LLC paid certain professional fees on behalf of the Company in the amount of $57,736.

Cash expenditures and receipts were made on behalf of the Company by related parties which would be recorded in the Company’s financial statements with a corresponding entry to a due/to account. Therefore the Company did not directly receive or disburse cash.

NOTE 10 - SUBSEQUENT EVENTS

In July 2011, the Company entered into an agreement to sell all of the rights, interest and obligations associated with the Luling-Edwards Field for approximately $1.5 million which was to close by November 30, 2011 to Pan American Oil Co., Inc., (“Pan American”). Subsequently the Company and Pan American entered into a verbal agreement to amend the sale to extend the closing until such time as Pan American had fully funded the amended purchase price, and to include the Bateman Field assets and to increase the purchase price to $1.7 million in cash and $3 million in preferred equity. In February 2012, the agreement was amended and finalized such that Pan American only acquired the rights, interest and obligations associated with the Luling-Edwards Field and assumed certain liabilities (as detailed in the agreement) of Rio Bravo Oil, LLC in the amount of $1.6 million. In addition, Pan American also acquired an option, exercisable through March 31, 2012, to purchase all of the rights, interest and obligations of the Bateman field for $375,000 plus the assumption of liabilities to the third party operator. In March 2012, Pan American notified Rio Bravo Oil, LLC that it chose not to exercise its option.

In February 2012, Pan American was acquired by Rio Bravo Oil, Inc. (formerly Soton Holdings, Inc.), a publicly traded shell corporation.

NOTE 11 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (unaudited)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (unaudited)

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

F-17

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at December 31, 2011. The Company had no proved reserves as of December 31, 2010.

Net proved Developed and Undeveloped Reserves (in millions of cubic feet “MMCF”) of natural gas and (thousands of barrels “Mbbl”) of oil:

	Natural Gas	Oil
	(unaudited)	(unaudited)
December 31, 2010	-	-
Purchase of properties	-	-
Revisions of previous estimates	-	-
Extension, discoveries, other estimates	-	417
Production	-	-
Disposition of properties	-	-
December 31, 2011	-	417

Net proved oil and gas reserves consisted of the following at December 31, 2011:

	Natural Gas	Oil
	Volumes	Volumes
	MMCF	Mbbl
	(unaudited)	(unaudited)
Proved developed producing	-	-
Proved undeveloped	-	417
Total proven	-	417

F-18

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

Results of operations for oil and gas producing activities for the year ended December 31, 2011 and 2010:

	2011	2010

Revenue	$-	$-
Operating expenses (lifting costs and workover expenses)	(62,801)	(21,692)
Depletion and depreciation	-	-
Impairment of oil and gas properties	31,497	(852,288)
Operating loss	(31,304)	(873,980)
Income tax provision	-	-
Results of operations for oil and gas properties	$(31,304)	$(873,980)

Cost incurred for oil and gas property acquisition, exploration and development:

Activities	2011	2010

Property acquisition
Unproved (1)	$-	$355,000
Proved	-	-
Exploration (2)	(21,193)	1,258,279
Development	-	-

Total costs incurred	$(21,193)	$1,613,279

(1)	Includes the original cost basis contributed by the members of $355,000 that was subsequently reduced to zero upon the sale of part of the interest.
(2)	Includes impairment costs of $852,288 in 2010 and recovery of certain impairment costs of $31,497 in 2011. It also includes equipment costs salvaged and transferred to Furniture, fixtures and equipment of $401,740 and $10,304 in 2011 and 2010, respectively.

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

	December 31,
	2011	2010

Proved	$4,251	$-
Unproved	-	4,251
Total capitalized costs	4,251	4,251
Accumulated depletion, depreciation and impairment	-	-

Net capitalized costs	$4,251	$4,251

F-19

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES — (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company’s engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses have been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

	December 31,
	2011	2010
	(in thousands)

Future cash inflows	$37,490	$-
Less related future:
Production costs	(4,819)	-
Development costs	(2,288)	-
Future net cash flows before income taxes	30,383	-
Future income taxes	-	-
Future net cash flows	30,383	-
10% annual discount for estimating timing of cash flows	(10,873)	-

Standardized measure of discounted future net cash flows	$19,510	$-

F-20

PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO THE FINANCIAL STATEMENTS

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

December 31,
	2011	2010
(in thousands)

Net changes in sales and transfer prices and in production (lifting) costs related to future production	$-	$-
Changes in estimated future development costs	-	-
Sales and transfers of oil and gas produced during the period	-	-
Net change due to extensions, discoveries and improved recovery	19,510	-
Net change due to purchases and sales of minerals in place	-	-
Net change due to revisions in quantity estimates	-	-
Previously estimated development costs incurred during the period	-	-
Accretion of discount	-	-
Other – unspecified	-	-
Net change in income taxes	-	-

Aggregate change in the standardized measure of discounted net cash flows for the year	$19,510	$-

F-21